SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 5, 2008

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

(301) 984-9400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 5, 2008, Washington Real Estate Investment Trust (“WRIT”) entered into a transition agreement and general release with Sara L. Grootwassink, in connection with her previously announced intention to resign as Executive Vice President and Chief Financial Officer of WRIT. The agreement provides that Ms. Grootwassink will resign her employment with WRIT effective as of the earlier of February 28, 2009 or the date that WRIT’s fiscal year 2008 audit is completed and its Form 10-K for such year is filed with the U.S. Securities and Exchange Commission (“SEC”). Until her resignation date, in exchange for her continued performance of her current executive duties, her mutual release and other protective customary covenants, Ms. Grootwassink will continue to receive her current compensation and benefits as set forth in her existing employment arrangements with WRIT. In addition, restricted share and restricted share unit awards previously scheduled to vest after December 31, 2008 will vest upon Ms. Grootwassink’s resignation date, provided that she performs the transition arrangements in accordance with their terms. All performance share unit awards based in whole or in part on performance after December 31, 2008 will not vest and will be forfeited. Except as stated above, she will not be entitled to earn any short-term or long-term awards for the period after December 31, 2008. The above description is qualified in its entirety by reference to the complete agreement, a copy of which will be filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

By:	/s/ George F. McKenzie
(Signature)

Chief Executive Officer

August 6, 2008